STANDSTILL AGREEMENT

This Standstill Agreement, dated May 1, 2014 (“Agreement”), is entered into by and between Bulldog Investors, LLC, a Delaware limited liability company (“Bulldog”), on behalf of itself and the Affiliated Advisers (as defined below), and Firsthand Technology Value Fund, Inc., a Maryland corporation (the “Company”).

R E C I T A L S

WHEREAS, as of the date hereof, accounts over which Bulldog has investment authority beneficially own approximately 15% of the outstanding shares of common stock of the Company (the “Common Stock”);

WHEREAS, on or about March 27, 2014, Bulldog filed a definitive proxy statement (the “Bulldog Proxy Statement”) on Schedule 14A with the Securities and Exchange Commission soliciting proxies in favor of, among other things, (i) the election of Phillip Goldstein and Gerald Hellerman to the board of directors of the Company (the “Board”), (ii) the termination of the Investment Management Agreement between the Company and Firsthand Capital Management, Inc., and (iii) the adoption of a non-binding proposal to direct the Board to consider authorizing a share repurchase program when shares of Common Stock are trading at a discount from net asset value (“NAV”) (collectively, the “Bulldog Proposals”);

WHEREAS, concurrent with the execution of this Agreement, the Parties are entering into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) pursuant to which, among other things, (i) Bulldog, on behalf of itself and the Affiliated Advisers, agrees to (A) withdraw the Bulldog Proposals and (B) enter into this Agreement; and (ii) the Company agrees to (A) liquidate its holdings in Facebook, Inc. and Twitter, Inc., (B) establish an open-market stock repurchase program to purchase up to $10 million worth of Common Stock but only during periods in which the market price of the Common Stock is below the NAV of the Common Stock, and (C) commence a self-tender offer for at least $20 million worth of Common Stock, in each case, subject to the terms and conditions set forth in the Settlement Agreement; and

WHEREAS, Bulldog acknowledges and agrees that, but for the representations, warrantees, covenants and agreements of Bulldog contained in this Agreement, the Company would not enter into the Settlement Agreement.

NOW THEREFORE, in consideration of the premises and the covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.         Definitions.  In addition to the terms defined elsewhere in this Agreement, for purposes of this Agreement the following terms have the meanings specified below:

(a)         “Affiliated Adviser” means any current or future investment adviser (registered or unregistered) that, currently or at any in the future, controls, is controlled by or is under common control with Bulldog or any of its members, including, without limitation, the entities listed on Schedule 1 attached hereto.

(b)         “person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company or other entity or any governmental authority (whether foreign, federal, state, county, city or otherwise and including any instrumentality, division, agency or department thereof).

(c)         “security” or “share” means and includes preferred stock, common stock, interests, memberships, or any other form of voting or equity interests, shares or securities, etc.

(d)         “shareholder” means and includes any shareholder, stockholder, equity holder, partner, limited partner, member, or other holder of equity voting securities, shares, interests or similar rights, as the context requires.

2.          Standstill. During the ten (10) year period commencing on the date hereof, Bulldog and the Affiliated Advisers will not, directly or indirectly (including through a fund or account over which it has voting, dispositive or investment power), either alone or in concert with others, unless specifically requested in writing (and in advance) by the Company to do so, in any manner (i) initiate, propose or enter into any merger, consolidation, recapitalization, business combination, partnership, joint venture, purchase or sale of shares, sale of assets or other similar transaction involving the Company, (ii) solicit or make or in any way participate in the solicitation of proxies to vote, or seek to advise or influence any person with respect to the voting of, any securities of the Company, except as expressly contemplated by this Agreement, (iii) submit any proposal to a vote of shareholders of the Company or nominate any nominees for election as a director (or general partner or manager having similar responsibilities) of the Company, (iv) form, join or in any way participate in any “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any securities of the Company, (v) otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company, (vi) take any action which is reasonably likely to force the Company to make a public announcement regarding any of the types of matters set forth in subclauses (i) through (v), (vii) disclose any intention, plan or arrangement inconsistent with the foregoing subclauses (i) through (vi), (viii) advise, facilitate, assist or encourage any other persons in connection with any of the foregoing subclauses (i) through (vi) or (ix) advise, facilitate, assist, initiate or encourage anyone else to initiate any legal or regulatory action or proceeding against the Company, any of the Company’s affiliates, or any of their respective directors, officers, employees or agents. Bulldog represents that neither it nor any of the Affiliated Advisers is presently engaged in any of the foregoing activities other than the withdrawal and termination of the Bulldog Proxy Statement pursuant to the terms of the Settlement Agreement.

3.         Sale of Shares.

(a)         Sales.  Bulldog and each Affiliated Adviser agrees that it will not, directly or indirectly (including through a fund or account over which it has voting, dispositive or investment power), sell or otherwise transfer or attempt to transfer any portion of the Common Stock or any interest therein held by it or by funds or accounts over which it has voting, dispositive or investment power to any person which it knows or should reasonably know to be engaged in any of the activities listed in Section 2 of this Agreement or to which it knows or should reasonably know intends to engage in any of the activities listed in Section 2 of the Agreement.

(b)         Attempted Transfers.  Any attempted transfer in violation of the provisions of this Section 3 shall be void and of no force and effect and the Company shall not record any such attempted transfer on its books and records.

4.         Voting Matters.  In the event that the Board makes any recommendation regarding the nomination or election of directors, selection of auditors, or any shareholder proposal, Bulldog and each Affiliated Adviser agrees that it will vote all Common Stock then held by it or funds or accounts over which it has voting, dispositive or investment power in accordance with the Board’s recommendation.  However, in the case of Special Opportunities Fund, Inc. (“SPE”) and any other closed-end investment company for which Bulldog or an Affiliated Adviser has voting, dispositive or investment power, in the event any laws, rules, regulations or interpretations thereof by the SEC or other regulatory agencies require SPE or such other closed-end investment company to vote proxies of its portfolio companies in a particular fashion such as proportionate voting or mirror voting, Bulldog may vote the shares of SPE or such other closed-end investment company in accordance with such legal requirements.  If at any time from time to time the Company so requests, Bulldog shall promptly (but in any event within 10 days of such request) provide voting records and other documentation demonstrating in reasonable detail how all shares of Common Stock held by any of Bulldog, the Affiliated Advisers or any fund or account over which Bulldog or any Affiliated Adviser has voting, dispositive or investment power were voted on any given matter.

5.         Company Representations and Warranties. The Company represents and warrants to Bulldog as follows:

(a)         The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)         This Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms (except that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of the rights of creditors generally, and (ii) the availability of equitable remedies (including, without limitation, specific performance and injunctive relief)).

6.         Bulldog Representations and Warranties. Bulldog represents and warrants to the Company as follows:

(a)         Bulldog has the full power, capacity and authority to execute, deliver and carry out the terms and provisions of this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(b)         This Agreement constitutes a valid and binding obligation of Bulldog and each of the Affiliated Advisers whether direct signatories to this Agreement or not, enforceable in accordance with its terms (except that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of the rights of creditors generally, and (ii) the availability of equitable remedies (including, without limitation, specific performance and injunctive relief)).

(c)         Each of the Affiliated Advisers has constituted and appointed Bulldog with full power of substitution and re-substitution, as its true and lawful attorney-in-fact and agent for him, her or it and in his, her or its name, place, and stead to (i) bind such Affiliated Adviser to the obligations set forth in this Agreement, (ii) make and authorize amendments to, or waivers of, this Agreement, (iii) enforce the obligations of any of the Affiliated Advisers under this Agreement, (iv) give and receive all notices required or permitted by any of the Affiliated Advisers under this Agreement, (v) make all elections and decisions and take all other actions necessary or desirable under this Agreement, and (vi) generally act for and on behalf of such Affiliated Adviser in all matters contemplated by this Agreement.  Each of the Affiliated Advisers has given Bulldog full power and authority to do and perform each and every act and thing whatsoever required, contemplated or deemed advisable by Bulldog to be done with regard to the foregoing as fully as such Affiliated Adviser could do in his, her or its personal capacity.

(d)         Each of the Affiliated Advisers agrees that the Company shall be entitled to rely on any action taken by Bulldog, on behalf of any of the Affiliated Advisers, without any obligation to inquire of the Affiliated Advisers, and that each such action shall be binding on each Affiliated Adviser as fully as if such Affiliated Adviser had taken such action.

7.         Responsibility for Affiliated Advisers.  Bulldog agrees to inform the Affiliated Advisers of their obligations to be bound by this Agreement and Bulldog shall be responsible for any breach of the agreements or covenants contained in this Agreement by an Affiliated Adviser.  Bulldog agrees to indemnify, defend and hold the Company harmless from and against any and all loss, costs, damages or expenses, including without limitation, attorneys’ fees and costs, incurred by the Company arising out of, in connection with, or resulting from, any claim, action, suit, proceeding or other attempt by any Affiliated Adviser to rescind this Agreement or otherwise challenge the enforceability of any provision of this Agreement or its applicability to any such Affiliated Adviser.

8.         Non-Circumvention:  Bulldog and the Affiliated Advisers acknowledge and agree that it is the intent of the parties hereto that none of Bulldog or the Affiliated Advisers directly or indirectly encourage, influence or direct any person, entity, fund or account to take, or assist or advise any person, entity, fund or account in taking, any action that Bulldog or any of the Affiliated Advisers is prohibited from taking hereunder.  In furtherance of the foregoing, each of Bulldog and the Affiliated Advisers agrees that it will not take any action that has or would reasonably be expected to have the effect of circumventing the terms or the intent or spirit of this Agreement.

9.         Continuing Disclosure.  Bulldog on the one hand, and the Company on the other hand, shall promptly advise the other with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have caused a representation or warranty made herein to be untrue, or that constitutes a breach or prospective breach of this Agreement.

10.        Equitable Relief.  The parties hereto agree that (i) the covenants, obligations and agreements of Bulldog and the Affiliated Advisers contained in this Agreement relate to special, unique and extraordinary matters and (ii) a violation of any of the terms of such covenants, obligations or agreements will cause irreparable injury for which adequate remedies are not available at law.  Therefore, the Company shall be entitled to an injunction, restraining order, specific performance or such other equitable relief, without the necessity of proving actual damages, as a court of competent jurisdiction may deem necessary or appropriate to restrain a party from committing any violation of such covenants, obligations or agreements or to enforce specifically the terms and provisions hereof.  Bulldog and each of the Affiliated Advisers agrees that it will not seek and agrees to waive any requirement for the securing or posting of a bond in connection with the Company’s seeking or obtaining of equitable relief pursuant to this Section 10.  These equitable remedies are cumulative and in addition to any other rights and remedies, either at law or in equity.

11.         Waivers, etc.  Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach.

12.         Successors and Assigns.  Bulldog may not assign this Agreement or any of its obligations herein without the prior written consent of the Company.  Any attempted assignment of this Agreement by Bulldog without such consent shall be deemed void.  All covenants and agreements contained herein shall bind and inure to the benefit of the parties hereto, including intended third party beneficiaries, and their respective successors and assigns, subject to the limitations contained in the previous two sentences.

13.         Indemnification; Attorneys’ Fees.  Bulldog agrees to indemnify, defend and hold the Company and the intended beneficiaries of this Agreement harmless from and against any and all loss, costs, damages or expenses, including without limitation, attorneys’ fees and costs, incurred by the Company or the intended beneficiaries of this Agreement arising out of, in connection with, or resulting from, Bulldog’s or any Affiliated Adviser’s breach of any covenant, representation or warranty contained in this Agreement and the Company agrees to indemnify, defend and hold Bulldog harmless from and against any and all loss, costs, damages or expenses, including without limitation, attorneys’ fees and costs, incurred by Bulldog arising out of, in connection with, or resulting from, the Company’s breach of any covenant, representation or warranty contained in this Agreement.

14.         Governing Law.  This Agreement and the rights of the parties hereto shall be governed by and construed in accordance with the laws of the State of Maryland (without giving effect to principles of conflicts of laws).

15.         Venue/Forum Selection:  Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement must be brought or otherwise commenced solely and exclusively in the federal or state courts located in the county and state in which the defendant’s principal place of business is located.  Consistent with the preceding sentence, each party to this Agreement:

(a)         expressly and irrevocably consents and submits to the jurisdiction of the federal and state courts located in the county and state in which the defendant’s principal place of business is located in connection with any such legal proceeding;

(b)         expressly agrees that the federal and state courts located in the county and state in which the defendant’s principal place of business is located shall be deemed to be a convenient forum; and

(c)         expressly agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any federal or state court located in the county and state in which the defendant’s principal place of business is located, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

16.        Counterparts:  This Agreement may be executed in two or more counterparts, including facsimile counterparts, each of which will be an original, and all of which shall constitute one and the same Agreement, which shall be binding and effective on all parties.

17.        Entire Understanding. This Agreement (together with the Settlement Agreement and the other documents, agreements and certificates specifically referenced by the Settlement Agreement or this Agreement) sets forth the entire understanding of the parties in connection with the subject matter hereof. Neither of the parties hereto has made any statement, representation, or warranty in connection herewith which has been relied upon by any other party hereto or which has been an inducement for any party to enter into this Agreement, except as expressly set forth in this Agreement, the Settlement Agreement or the other documents, agreements and certificates specifically referenced by the Settlement Agreement or this Agreement. It is expressly understood and agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect whatsoever except by a writing duly executed by an authorized representative of Bulldog and an authorized representative of the Company. The parties agree that they will make no claim at any time that this Agreement has been altered or modified or otherwise changed by oral communication of any kind or character.

[Signature Pages Follow]

[SIGNATURE PAGE TO STANDSTILL AGREEMENT]

IN WITNESS WHEREOF, the parties below have caused this Agreement to be duly executed with effect from the day and year first above written.

BULLDOG INVESTORS, LLC, on behalf of itself and the Affiliated Advisers		FIRSTHAND TECHNOLOGY VALUE FUND, INC.

By:	/s/ Andrew Dakos	By:	/s/ Kevin Landis

Its:	Andrew Dakos, Member	Its:	President

Schedule 1

•	SPAR Advisors, LLC
•	Full Value Special Situations Fund GP, LLC
•	Full Value Advisors, LLC
•	Kimball & Winthrop, LLC